STATEMENT OF INCORPORATOR

                            IN LIEU OF ORGANIZATIONAL

                                   MEETING OF

                             THE VOYAGER GROUP, INC.



     The Certificate of Incorporation of this corporation, having been filed in the Office of the Secretary of State, the undersigned, being the sole incorporator named in said certificate, does hereby state that the following actions were taken on this day, for the purpose of organizing this corporation.


     1. A copy of the Certificate of Incorporation filed in the Office of the Secretary of State on January 5, 1995 and recorded in the Office of Recorder of Deeds of the County of New Castle, was appended to this statement.


     2. The principal office of the corporation in the State of Delaware was fixed at Three Christina Centre, Suite 1414, 201 N. Walnut St., City of Wilmington. The Incorporators Ltd. at that address is retained as registered agent.


     3. By-Laws for the regulation of the affairs of the corporation were adopted by the undersigned incorporator and were ordered inserted in the minute book immediately before this instrument.


     4. The Board of Directors is authorized, in its discretion, to issue the shares of the capital stock of this corporation to the full amount or number of shares authorized by the Certificate of Incorporation, in such amounts and for such consideration as from time to time shall be determined by the Board of Directors and as may be permitted by law.


     5. The corporation is authorized and empowered to conduct any and all business of the corporation without a seal of the corporation as permitted by
Section 2 of the By-Laws and 2 Delaware Code Section 122 (3).


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     6. The following  persons are elected as directors to hold office until the first annual meeting of the stockholders or until a qualified successor is elected and qualified.


Thaisa Branco







I hereby resign as incorporator after executing the foregoing statement.

Dated: January 5, 1995
                                       /s/ Patricia L. Ryan
                                       Incorporator


The following are appended to this statement:


Copy of Stamp Filed Certificate of Incorporation

By-Laws


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                          CERTIFICATE OF INCORPORATION
                                       OF
                            THE VOYAGER GROUP, INC.

FIRST: The name of the corporation is THE VOYAGER GROUP, INC.

SECOND: The address of its registered office in the State of Delaware is Three Christina Centre, Suite 1414, 201 N, Walnut St., City of Wilmington, County of New Castle, 19801-3978 its registered agent at such address is The Incorporators Ltd.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The corporation shall have the authority to issue one thousand shares of common stock without par value.

FIFTH: The Board of Directors is expressly authorized to adopt, amend, or repeal the By-Laws of the corporation.

SIXTH: The stockholders and directors may hold their meetings and keep the books and documents of the corporation outside the State of Delaware, at such places from time to time desipated by the By-Laws, except as otherwise required by the Laws of Delaware.

SEVENTH: The corporation is to have perpetual existence.

EIGHTH:  The name and mailing  address of the  incorporator is Patricia L. Ryan,
Three  Christina  Centre,  Suite  1414,  201  N.  Walnut  St.,  Wilmington,   DE
19201-3978.

NINTH: The number of directors of the corporation shall be flxed from time to time by its ByLaws and may be increased or decreased.

TENTH: The Board of' Directors is expressly authorized and shall have such authority as set forth in the By-Laws to the extent such authority would be valid under Delaware Law.

ELEVENTH: No director of the corporation shall have personal liability to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty or loyalty to the corporation or its stockholders, (b) for acts or omissions not in goodfaith or which involve intentional misconduct or a knowing violation of law,
(c) under Section 174 of the Delaware Corportion Law, or (d) for any transaction from which the director derived an improper personal benefit.

THE UNDERSIGNED Incorporator for the purpose of forming a corporation pursuant to the laws of the State of Delaware, does make this Certificate, hereby declaring and certifying that the facts herein stated are true.

January 5, 1995

                          BY: /s/ Patricia L. Ryan
                              --------------------

                                  CERTIFICATION



     I, PATRICIA L. RYAN, Notary Public for the State of Delaware and County of New Castle, do hereby certify that the above and foregoing is a true and correct copy of the original Certificate of Incorporation of THE VOYAGER GROUP, INC. as received and filed in the Office of the Secretary of State, the 5th day of January in the year of our Lord, one thousand nine hundred ninety-five, at 9:00 A.M.



     IN WITNESS WHEREOF, I have hereunto set my hand and seal of office this 12th day of January in the year of our Lord, one thousand nine hundred ninety-five.



                                /s/ Patricia L. Ryan
                                    ___________________